UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2021

Caesars Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36629	46-3657681
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Liberty Street, 12th Floor, Reno, Nevada	89501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 328-0100

Caesars Entertainment, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $0.00001 par value	CZR	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 17, 2021, Caesars Entertainment, Inc. (the “Company”) amended its Certificate of Incorporation by filing a Certificate of Amendment of Certificate of Incorporation (the “Certificate of Amendment”) to increase the total number of authorized shares to (i) increase the number of authorized shares of common stock, par value $0.00001, from 300,000,000 to 500,000,000, and (ii) authorize the issuance of up to 150,000,000 shares of preferred stock, par value $0.00001. The Certificate of Amendment authorizes the Company’s board of directors to provide for one or more series of preferred stock and, with respect to each such series, fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of such series and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. A copy of the Certificate of Amendment is attached as Exhibit 3.1 hereto and incorporated herein by reference in its entirety.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Shareholders (the “Annual Meeting”) on June 15, 2021. On June 16, 2021, American Election Services, LLC (“AES”), the independent inspector of elections for the Annual Meeting, delivered a report of the final voting results for each of the matters set forth below that were submitted to a vote at the Annual Meeting. Present at the Annual Meeting, either in person or by proxy, were holders of 194,352,520 shares of the Company’s common stock, constituting a quorum of the Company’s outstanding shares. At the Annual Meeting, the Company’s shareholders considered six proposals. Each of the proposals is discussed briefly below and is described in more detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on May 4, 2021 (the “Proxy Statement”).

The tabulation from AES of the voting results for the election of directors and other proposals submitted to a vote at the Annual Meeting is set forth below.

Proposal 1: Election of Directors

The shareholders elected the Company’s nominees to the Board of Directors of the Company (the “Board”). The nominees for election to the Board, the number and type of votes cast with respect to each nominee, as well as the number of broker non-votes with respect to each nominee, were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Gary L. Carano	183,472,592	2,030,449	8,849,479
Bonnie S. Biumi	184,698,091	804,950	8,849,479
Jan Jones Blackhurst	147,736,409	37,766,632	8,849,479
Frank J. Fahrenkopf	173,907,179	11,595,862	8,849,479
Don R. Kornstein	184,711,144	791,897	8,849,479
Courtney R. Mather	184,900,611	602,430	8,849,479
Michael E. Pegram	184,861,320	641,721	8,849,479
Thomas R. Reeg	184,872,808	630,233	8,849,479
David P. Tomick	183,400,115	2,102,926	8,849,479

Each of the foregoing directors was elected by a plurality of the votes cast at the Annual Meeting at which a quorum was present.

Proposal 2: Advisory Vote to Approve Named Executive Officer Compensation

The shareholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in the Company’s Proxy Statement. The number and type of votes cast with respect to the proposal, as well as the number of broker non-votes with respect to the proposal, were as follows:

For	Against	Abstain	Broker Non-Votes
181,310,937	4,090,915	101,189	8,849,479

The foregoing Proposal 2 was approved.

Proposal 3: Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

The shareholders selected, on an advisory basis, the option of “every year” as the frequency for future advisory votes to approve executive compensation. The number and type of votes cast with respect to the proposal were as follows:

Every Year	Every Two Years	Every Three Years	Abstain
184,140,674	47,483	1,222,219	92,665

Proposal 4: Ratification of Appointment of Independent Registered Public Accounting Firm

The shareholders approved the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. The number and type of votes cast with respect to the proposal were as follows:

For	Against	Abstain	Broker Non-Votes
194,232,193	46,559	73,768	N/A

The foregoing Proposal 4 was approved.

Proposal 5: Approval and Adoption of an Amendment to the Company’s Certificate of Incorporation to Increase the Authorized Number of Shares of Common Stock

The shareholders approved the proposal to increase the authorized number of shares of Common Stock to 500,000,000. The number and type of votes cast with respect to the proposal were as follows:

For	Against	Abstain	Broker Non-Votes
191,192,906	3,082,083	77,531	N/A

The foregoing Proposal 5 was approved.

Proposal 6: Approval and Adoption of an Amendment to the Company’s Certificate of Incorporation to Authorize the Issuance of Preferred Stock

The shareholders approved authorization of 150,000,000 shares of preferred stock. The number and type of votes cast with respect to the proposal, as well as the number of broker non-votes with respect to the proposal, were as follows:

For	Against	Abstain	Broker Non-Votes
123,121,031	62,342,759	39,251	8,849,479

The foregoing Proposal 6 was approved.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment of Certificate of Incorporation of the Company.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2021	CAESARS ENTERTAINMENT, INC.

	By:	/s/ Edmund Quatmann, Jr.
	Name:	Edmund Quatmann, Jr.
	Title:	Chief Legal Officer, Executive Vice President and Secretary